                                                                   Exhibit 10.17

Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                         AGREEMENT NUMBER: _____________________

                                 [UUNET LOGO]
                               A WORLDCOM COMPANY

                         INTERNET SERVICE AGREEMENT(1)

This Internet Service Agreement ("Agreement") is made by and between iPass, Inc. ("Customer"), whose principal place of business is at 3800 Bridge Parkway, Redwood Shores, CA 94065 and UUNET Technologies, Inc., a Delaware corporation ("UUNET"), as of the date of Customers signature below ("Effective Date").

1.       DEFINITIONS.

         1.1 "Affiliate" shall mean an entity controlled by, controlling, or under common control with a party.

         1.2 "Customer Equipment" shall mean hardware, software, equipment, systems, cabling and facilities provided by Customer to a UUNET provisioning Entity and used (alone or in conjunction with Service Equipment) in connection with a Service, all rights to which shall remain with Customer.

         1.3 "Network" shall mean those points of presence, network hubs, and host computers owned or operated by UUNET or a UUNET Provisioning Entity.

         1.4 "Service" shall mean the service identified on a Service Order and any related Service Equipment, support or consulting provided hereunder.

         1.5 "Service Effective Date" in relation to a particular Service shall have the meaning set forth in the relevant Service Order.

         1.6 "Service Equipment" shall mean the hardware, software, equipment, systems, cabling, and facilities provided by a UUNET Provisioning Entity to Customer for use in connection with a Service, all rights to which shall remain with UUNET. Service Equipment shall not include the Network or any item that is the subject of a separate contract between a UUNET Provisioning Entity and Customer.

         1.7 "Service Order" shall mean a document describing a Service to be provided by a UUNET Provisioning Entity.

         1.8 "Service Term" shall mean in relation to a particular Service the term set forth in the relevant Service Order, such term to commence upon the Service Effective Date.

         1.9 "UUNET Provisioning Entity" shall mean the entity providing a Service to Customer or its Affiliates, and may include UUNET, any UUNET Affiliate, or a subcontractor.

2. UUNET RESPONSIBILITIES. To order a Service, Customer or its Affiliate may sign a Service Order and submit it to UUNET's designated point of contact. The signed Service Order shall constitute the binding commitment of Customer to purchase the Service described in the Service Order on the terms set forth in this Agreement and the applicable Service Order. In the event of any inconsistency between a Service Order and this Agreement, the Service Order shall take precedence. Unless expressly stated otherwise in a Service Order, activation of a particular Service shah constitute UUNET's acceptance of the relevant Service Order. UUNET reserves the right to modify any Service from time to time; provided that Customer may terminate a Service without penalty in the thirty (30) days following implementation of any change to a Service that has a material adverse affect on the functionality of that Service if UUNET fails to correct the adverse effect in the 10 days following Customers written notification to UUNET of such effect. UUNET Provisioning Entities may perform some or all of UUNET's duties and/or obligations hereunder. UUNET will remain responsible for such duties and obligations and any breach by any UUNET Provisioning Entity of its obligations shall be deemed a breach by UUNET. UUNET reserves the right to reject any Service Order submitted hereunder for any business or technical reason, including without limitation due to UUNET's obligations under applicable laws, regulations, directives, governmental authority or orders, or third party contacts. Customer agrees that this Agreement between Customer and UUNET shall not constitute a solicitation by UUNET of any Customer Affiliate.

3. CUSTOMER RESPONSIBILITIES. Customer will provide the applicable UUNET Provisioning Entity with such access to Customer Equipment and such technical and administrative assistance as the applicable UUNET Provisioning Entity reasonably requires for the installation and maintenance of any Service and the performance of UUNET's obligations hereunder. Customer shall (a) maintain the Service Equipment in accordance with the reasonable instructions of the applicable UUNET Provisioning Entity as may be given from time to time; (b) not modify, relocate, or in any way interfere with the Service Equipment and (c) not cause the service Equipment to be repaired, serviced, or otherwise accessed except by an authorized representative of the applicable UUNET Provisioning Entity. Customer shall be liable for any and all damage to Service Equipment (excluding normal wear and tear) caused by the negligence or willful misconduct of Customer, or Customer's material breach of the terms of this Agreement or the malfunction or failure of any Customer Equipment. Any Customer Affiliate submitting a Service Order hereunder shall be bound by Customer's obligations and responsibilities set forth in this Agreement.

4. The full effectiveness of each Service provided by a UUNET Provisioning Entity will be contingent upon the completion of technical testing to the mutual and reasonable satisfaction of both parties during the thirty-day period after the Service Effective Date. If either party shall reasonably declare the testing results to be unsatisfactory at the conclusion of such thirty-day period, the parties shall have another five days to correct the problem. If such correction is not completed by the end of such five-day period to the mutual and reasonable satisfaction of the parties, either party may terminate the applicable Service Order with no further liability to either party. Unless written notice of technical deficiencies is provided during the foregoing testing or correction periods, acceptance of technical testing shall be presumed, and the applicable Service Order shall remain in effect.

5. LIMITED WARRANTY. UUNET warrants that (a) each Service will conform in all material respects to the service levels and specifications set forth In the applicable Service Order, (b) it owns or has sufficient right and license to sell each Service to Customer hereunder and that the use, sale, offer for sale and importation of any such Service, or the distribution of such Service, does not infringe upon or misappropriate the intellectual property rights or other proprietary rights of any third party; (c) all services shall be performed in a professional and workmanlike manner in accordance with the generally accepted practices and professional standards used by internationally recognized organizations performing services similar to the Services; and (d) all Services shall be performed in strict compliance with any and all applicable federal, state or commonwealth, county, and local, including those of any foreign country, laws and ordinances and all lawful orders, decrees, rules, regulations, codes and other requirements issued thereunder in its performance of obligations under this Agreement. Customer's sole and exclusive remedy for any failure to comply with this Section shall be to terminate the non-complying Service upon thirty (30) days prior

------------------
(1) For Customers resident in Quebec, France and other francophone
Jurisdictions: Customer and UUNET have expressly requested that the Agreement and all documents and notices be drafted in the English language. Le client et UUNET ont demande expressement que la presente entente et tous les document et avis connexes soient rediges on anglais.

                                       1.
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         written notice to UUNET. EXCEPT FOR THIS EXPRESS LIMITED WARRANTY,
         UUNET MAKES NO WARRANTY EXPRESS OR IMPLIED WITH RESPECT TO ANY SERVICE AND UUNET EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

6. CONTENT DISCLAIMER. UUNET exercises no control over and accepts no responsibility for the content of the information passing through the Network, Service Equipment or a Service. UUNET specifically denies any responsibility for the accuracy or quality of information obtained through to Network Service Equipment, or a Service. Use of any information obtained via the Network, Service Equipment, or a Service is at Customers own risk.

7. ACCEPTABLE USE. The Network, Service Equipment and any Service shall be used only for lawful purposes. For its convenience, Customer may maintain its own authorized use policy, applicable to its end users, which shall be substantially similar to the then-current UUNET Acceptable Use Policy ("Policy"); provided that use of the Network, Service Equipment, or any Service must comply with the Policy for the country in which the applicable UUNET Provisioning Entity is located (and in the event no Policy exists for that country, the U.S. Policy shall apply). The applicable Policy shall be available at to following
         URL: www.uu.net/terms. Customer acknowledges that prior to using a Service it will obtain, read and understand the applicable Policy. UUNET reserves it's right to change the Policy from time to time, effective upon posting of the revised Policy at the URL or other notice to Customer. UUNET reserves the right to suspend the Service or terminate this Agreement effective upon five (5) business days written notice for a violation of the Policy if such violation is not cured within such five (5) day period, provided that any and all Services may be suspended without notice (a) in response to a court or government demand, or (b) if UUNET determines the integrity or normal operation of the Network is in imminent risk. Immediately upon receiving notice or otherwise learning of a violation of the Policy, Customer shall, in full and complete cooperation with UUNET, take all necessary steps to remedy such violation and shall implement preventive measures to preclude future violations. Customer agrees to indemnify and hold harmless UUNET and any applicable UUNET Provisioning Entity from any losses, damages, costs or expenses resulting from any third party claim or allegation Claim arising out of or relating to use of the Network, Service Equipment or a Service, including any Claim which, if true, would constitute a violation of the Policy, provided that each party shall promptly notify each other of any such Claim.

8. FEES. Customer shall pay the fees for each Service as specified in each Service Order. UUNET reserves the right to charge the price to be charged for a Service upon at least 60 days' written notice given not earlier than 90 days prior to completion of such Service Term. In the event of a price increase, Customer shall have the right to terminate a Service Order without penalty or early termination fees, provided Customer provides written notice to UUNET within 60 days of receiving UUNET's notice of a price increase.

9. PAYMENT. Charges and fees for each Service and the currency in which payment should be made shall be set forth in each Service Order. Start-up Charges shall be invoiced upon UUNET's acceptance of the Service Order. Billing of Monthly Fees for a Service will commence as of the Service Effective Date. Monthly Fees shall be invoiced monthly in advance unless provided otherwise in the Service Order. Usage-based fees shall be invoiced monthly in arrears unless provided otherwise in the Service Order. Invoices shall be sent to Customer or the Customer Affiliate signing the Service Order. Customer shall be responsible for the obligations of each of its Affiliates under this Agreement and each Service Order. Payment is due thirty (30) days after the date of accurate invoice. Undisputed amounts unpaid thirty (30) days after date of accurate invoice are subject to an interest charge on the outstanding balance equal to this lesser of 1% per month (12% per annum) or the maximum rate permitted by law. It undisputed amounts remain unpaid 60 days after the date of invoice, Services may be suspended or this Agreement may be terminated.

10. TAXES. All prices for Services provided hereunder are exclusive of taxes. Customer agrees to pay any taxes which UUNET or the UUNET Provisioning Entity are required to collect or pay in connection with any Service provided under this Agreement, including VAT, sales tax, or similar government imposed charges, but excluding taxes on the net income or gross receipts of UUNET and the applicable UUNET Provisioning Entity. Any such taxes owed by Customer will be itemized on UUNET invoices, and paid in accordance with Section 9 (Payment).

11. TERM. The term of this Agreement will commence upon the Effective Date and will terminate upon expiration of the last Service Term under any Service Order. If Customer terminates a Service prior to completion of the Service Term set forth in the applicable Service Order for any reason other than UUNET breach. Customer shall pay UUNET a termination charge (which Customer hereby acknowledges as liquidated damages reflecting a reasonable measure of actual damages and not a penalty) equal to 25% of the fees that would have been paid by Customer to UUNET had the Service been provided for the duration of the Service Term (based on the Minimum Revenue Commitments set forth in Exhibit B or the applicable service order form), in addition to the termination charges (if any) incurred in connection with cancellation of the telephone company circuits or services provided in connection with the Service. Either party may terminate a particular Service upon at least 60 days' written notice given not earlier than 60 days prior to completion of the relevant Service Term. UUNET reserves the right to change the price to be charged for a Service, upon at least 60 days' written notice given not earlier than 90 days prior to completion of such Service Term.

12. EFFECTS OF TERMINATION; SURVIVAL. Upon termination or expiration of this Agreement, all licenses granted hereunder will immediately terminate. When this Agreement expires or is terminated, the provisions of Sections 1 (Definitions), 5 (Limited Warranty), 12 (Effects of Termination), 13 (Limitation of Damages), 14 (Confidentiality), 22 (Governing Law), and 23 (Entire Agreement) will survive and continue to bind the parties.

13. LIMITATION OF DAMAGES. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL DAMAGES (INCLUDING LOSS OF USE, INTERRUPTION OF BUSINESS, LOST PROFITS, OR LOST DATA) OR ANY INDIRECT, SPECIAL, PUNITIVE, OR INCIDENTAL DAMAGES OF ANY KIND, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR CLAIMS (A) OF DAMAGES TO PROPERTY, (B) BASED ON GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (C) FOR PAYMENT FOR SERVICES UNDER THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY'S AGGREGATE LIABILITY IN CONNECTION WITH THIS AGREEMENT FOR ALL CLAIMS (WHETHER IN CONTRACT, TORT, STATUTE, OR OTHERWISE) EXCEED THE LESSER OF US$50,000 OR THE AMOUNTS PAID TO UUNET FOR THE SERVICE GIVING RISE TO A CLAIM IN THE TWELVE MONTHS PRECEDING THE DATE OF SUCH CLAIM.

14. CONFIDENTIALITY. The existence and terms of this Agreement shall be held confidential by each party, as shall each party's confidential or proprietary information ("Confidential Information"). Confidential Information shall mean all information (in whatever format) designated as such by either party including without limitation the Licensed Software, the existence and terms of this Agreement, the prices set forth in any Service Order, any non-public data provided to Customer or Customer Affiliates regarding performance of the Network, Service Equipment, or Service and information which relates to the business, affairs, customers, products, developments, trade secrets, know-how and personnel of either party and any information which may reasonably regarded as confidential information. The prices set forth in any Service Order and any non-public data provided to, Customer or Customer Affiliates regarding performance of the Network, Service Equipment or Service shall be deemed UUNET Confidential Information. Neither party shall disclose the other party's Confidential Information to third parties without the other party's written consent except as permitted pursuant to this Section. Customer's Information that is not generally available to third parties without restriction, including the content of Customer's non-public email traffic, operations procedures, and technical information, shall be deemed Customer's Confidential Information; provided that the foregoing shall not be construed as preventing UUNET from transmitting Information to

                                       2.

         Customer-designated recipients, other Internet service providers, and other similarly situated parties in the normal course of UUNET's provision of services pursuant to this Agreement. The foregoing shall not be construed as a guarantee by UUNET that Customers Confidential Information shall be free from interference or interception by third parties during transmission over the Internet. Confidential Information shall not include any information that (a) was previously known to the receiving party free of any obligation to keep it confidential; (b) is or becomes publicly available by means other than unauthorized disclosure; (c) is developed by or on behalf of the receiving party independent of any Confidential Information furnished under this Agreement or (d) is received from a third party whose disclosure does not violate any confidentiality obligation. Each party shall disseminate the other party's Confidential Information only to its Affiliates, employees, representatives, subcontractors, and advisors agreeing to be bound by the requirements of this Section, and only on a need-to-know basis. Each party shall use such Confidential Information only for the purpose of performing its obligations hereunder. To the extent a party is required by applicable law, regulation, government agency or court order, subpoena, discovery request, or investigative demand to disclose the existence or terms of this Agreement or the other party's Confidential Information, such party shall use its reasonable efforts to minimize such disclosure, to obtain an assurance that the recipient shall accord confidential treatment to such Confidential Information, and (to the extent permitted by applicable law) to notify the other party contemporaneously of such disclosure. This Section shall survive for 2 years after any termination or expiration of this Agreement, unless a longer period is required by applicable law. The receiving party will return to the disclosing party or destroy all Confidential Information of the disclosing party in the receiving party's possession or control and permanently erase all current electronic copies of such Confidential Information promptly upon the written request of the disclosing party or the expiration or termination of this Agreement, whichever comes first. At the disclosing party's request the receiving party will certify in writing signed by an officer of the receiving party that it has fully complied with its obligations under this Section.

15. NO PUBLICITY. Neither party may use the other party's name, trademarks, tradenames, or other proprietary identifying symbols, or issue any press release or public statement relating to this Agreement or the other party, without the prior written permission of an authorized representative of the other party.

16.      DATA PROTECTION.

         16.1 By entering into this Agreement Customer acknowledges that information regarding Customer, its employees, customers, or any user of the Services or Network provided to or otherwise obtained by UUNET in connection with this Agreement ("Data") may be processed by: (i) UUNET, UUNET Provisioning Entities, and UUNET agents both within and outside Europe and outside the country(ies) where Data are obtained in connection with processing Customer's order, and the delivery, installation, support, and maintenance of the Services; (ii) UUNET and UUNET Affiliates to incorporate Data into global database(s) of all UUNET and UUNET Affiliate customer information, accessible from any part of the world via web technology (or such other appropriate technology) to assist UUNET and UUNET Affiliates in providing better or complementary or ancillary products and services to UUNET and its affiliates' customers.

         16.2 Customer represents that it has obtained informed and express consent to the processing of Data as set forth herein from its employees, customers, and any users of the Services or Network. Customer acknowledges that as between Customer and UUNET, Customer is responsible for obtaining any such required consents.

         16.3 Customer represents and warrants that to the extent Data are processed by Customer on behalf of UUNET, Customer shall (i) comply with the provisions of applicable data protection law,
                  (ii) have in place adequate technical and organizational security measures to ensure the confidentiality of such Data and such processing, and (iii) act only in accordance with the Service procedures or written instructions of UUNET. In the event of any breach of this Section 13.3, UUNET's sole and exclusive remedy under this Agreement shall be to require the suspension of such Data processing activities and to suspend the provision of any Service to which such Data relates.

17. DOMAIN NAMES AND INTERNET PROTOCOL NUMBERS. Customer warrants that any domain name registered or administered on its behalf will not violate the trademark or other intellectual property rights of any third party and that Customer will comply with the rules and procedures of the applicable domain name registries, registrars, or other authorities. Customer irrevocably waives any claims against UUNET and the applicable UUNET Provisioning Entity that may arise from the acts or omissions of domain name registries, registrars or other authorities. Any Internet Protocol numbers ("IP Numbers") assigned to Customer by a UUNET Provisioning Entity in connection with a Service shall be used only in connection with that Service. In the event Customer discontinues use of a Service for any reason, or this Agreement expires or is terminated for any reason. Customer's right to use the IP Numbers shall terminate and the IP Numbers shall immediately be returned to UUNET. UUNET reserves the right to suspend the applicable Service or terminate this Agreement upon written notice for any violation of this Section.

18. EXPORT. Customer acknowledges that the export, import, and use of certain hardware, software, and technical data provided hereunder is regulated by the United States and other governments and agrees to comply with all applicable laws and regulations, including the U.S. Export Administration Act, the regulations implemented thereunder by the U.S. Department of Commerce, and any other applicable laws or regulations. Customer represents and warrants that Customer is not subject to any government order suspending, revoking or denying export or import privileges.

19. ASSIGNMENT. This Agreement may not be assigned by either party without the prior written consent of the other party, which shall not be unreasonably conditioned, delayed, or withheld; except that either party may assign any and all of its rights and obligations hereunder pursuant to any sale or transfer of all or substantially all the assets of the assigning party, or pursuant to any financing, merger, or reorganization of the assigning party, and UUNET may assign this Agreement at any time to a UUNET Affiliate upon written notice to Customer. Any attempt by either party to assign or transfer any of its rights or obligations under this Agreement in violation of this provision shall be null and void. All terms and conditions of this Agreement are binding on any of the successors or assigns of the Parties.

20. FORCE MAJEURE. Neither party shall be liable for any delay or failure in performance due to reasons of Force Majeure, which shall include acts of God, earthquake, fire, riots, war, epidemics, changes in law or regulation, action by government or other competent authority, or other causes that are beyond its reasonable control. If a Force Majeure event continues for a period exceeding 10 business days, Customer may terminate this Agreement without payment of early termination charges upon seven (7) days prior written notice to UUNET delivered within 12 business days of the commencement of the Force Majeure event.

21. SEVERABILITY; SURVIVAL; WAIVER. If any term of this Agreement, or the application of such term to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such term to persons or circumstances other than those to which it is held invalid, shall not be affected thereby. The parties agree that in such circumstances the parties shall agree in good faith to replace the invalidated term with a similar term that reflects to the maximum extent possible the meaning of the invalidated term. All provisions of this Agreement that, by their nature, should survive the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted herein.

                                       3.
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22.      GOVERNING LAW AND DISPUTE RESOLUTION. The formation, execution, validity, and interpretation of this Agreement shall be governed by the laws of the State of New York, excluding its conflict of laws principles.

23. ENTIRE AGREEMENT. This Agreement including each Service Order accepted by UUNET, sets forth the entire and exclusive agreement between the parties, superseding all prior or contemporaneous representations, agreements or understandings concerning the subject matter addressed herein.

           iPass
         ----------------------------------------
         Customer

           /s/ Ronald Calandra
         ----------------------------------------
         Customer Authorized Signature

           Ronald Calandra
         ----------------------------------------
         Printed Name

           V.P. Operations
         ----------------------------------------
         Title

           4/25/01
         ----------------------------------------
         Date

         For and on behalf of The Public IP Exchange Ltd (UUNET)

           /s/ Paul A. Stanton
         ----------------------------------------
         Signature

           Paul A. Stanton
         ----------------------------------------
         Name

           Country Director
         ----------------------------------------
         Title

           21-05-01
         ----------------------------------------
         Date

                                       4.

                            SECOND AMENDED & RESTATED
                               SERVICE ORDER FORM
                                VIP DIAL SERVICE

                                   BACKGROUND

This Second Amended and Restated Service Order Form, VIP Dial Service ("A&R SOF") replaces the first Amended and Restated Service Order Form, VIP Dial Service dated May 24, 2002 between iPass Inc., a Delaware corporation with offices at 3800 Bridge Parkway, Redwood Shores, CA 94065 ("Customer"), and UUNET Technologies, Inc., a Delaware corporation with offices at 22001 Loudoun County Parkway, Ashburn, VA 20147 ("UUNET").

UUNET and Customer are parties to an agreement for dial-up Internet access service documented by an Internet Service Agreement dated April 25, 2001 (the "ISA"), which states the general terms and conditions applying to the ISA, and the Amended and Restated Services Order Form VIP Dial Service dated May 24, 2002.

This A&R SOF consists of three parts. Part I sets out the terms that apply to dial-up access service over both regular and toll-free telephone numbers. Part II sets out the terms that apply only to the service provided over regular (i.e., not toll-free) telephone numbers. Part III sets out the terms that apply only to service provided over the toll-free telephone numbers.

This A&R SOF does not assume the first Amended and Restated Service Order Form VIP Dial Service or ISA, as the term "assumption" is used under federal bankruptcy laws and codes.

                                    AGREEMENT

This A&R SOF is submitted pursuant to the Internet Services Agreement dated April 25, 2001, also referred to herein as the "ISA"), sets forth the terms and conditions for the provision of wholesale dial-up service by UUNET, a WorldCom company whose services are allocated to the MCI operating unit of WorldCom, Inc., specifically as MCI Internet Wholesale to Customer. Words and phrases defined in that Internet Services Agreement have the same meaning in this Amended and Restated Service Order. This Amendment is effective when signed by both parties and on that date, it replaces and terminates the 5/24/02 Amended and Restated Service Order Form.

                                     PART I
                          GENERAL TERMS FOR VIP SERVICE

1. APPLICATION OF PART I TERMS. The terms in this Part I apply to all VIP Service provided by UUNET to Customer under this Amendment.

2. DESCRIPTION OF SERVICE. Under this Service Order, Customer will purchase and resell services for the interconnection of Customer's employees and customers ("End Users") with the Internet ("VIP Service"). UUNET's relationship under this ISA and Amendment is solely with Customer and not with any End Users. Customer is responsible for all End User pricing, RADIUS authentication, technical support, billing and collections. UUNET will provide Customer's designated points of contact with a telephone number for 24x7x365 technical support for the VIP Service. Support is provided in the English language only and may involve a long distance telephone call charge that will be borne by Customer. UUNET also will provide Customer with a direct number and e-mail address at the UUNET Network Operations Center ("NOC") in the UK to report problems relating to network integrity and performance. All UUNET telephone numbers, e-mail addresses and other contact information provided to Customer are to be used only by Customer and may not be released to End Users. Customer will provide UUNET with access to its personnel on a 24x7x365 basis as necessary for problem resolution. In addition, UUNET will provide Customer with a

                                       1.
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         username and password to access the following URL
         http://www.channel,uu.net/vip/html/customer/reseller/reseller.html
         ("Customer Web Partition"). The Customer Web Partition will give Customer access to information such as daily usage reports, Tier I and Tier 2 POP lists, online trouble ticketing, and contact information for the UUNET account team assigned to Customer. No e-mail or news feeds are provided under this Amendment.

3. TECHNICAL REQUIREMENTS. For the duration of this Amendment, Customer will maintain dedicated Internet connectivity service to UUNET, purchased from UUNET, of at least T1 bandwidth to be used exclusively for RADIUS authentication of End Users. Customer will provide, maintain and operate the RADIUS server in a secure environment and following appropriate practices to ensure that the Server is available for and accurately performs End User authentication, as required by Customer. In particular, Customer will equip and operate the RADIUS server with software protocols that are fully compatible with UUNET's network facilities. UUNET represents that any change in the software protocols required of Customer will apply generally to customers using the same network facilities and not solely to Customer. Customer also will use appropriate software, procedures and safeguards to ensure that only accurate routing information is transmitted from Customer's RADIUS server to UUNET network facilities, and will remedy immediately any problems resulting in transmission of incorrect routing information where Customer is made aware or ought in all the circumstances to be aware of such problems. In addition, Customer agrees to assign each End User a unique identifier (e.g., an identification number) for billing purposes, the structure of which must be approved by UUNET.

4. FORECASTS. Customer recognizes UUNET's reliance upon the reasonable accuracy of usage forecasts for network expansion and engineering. During the first week of each third calendar month during the Service Term Customer will provide UUNET with its best forecast of users and hours for the next six months. Customer also will provide UUNET with advance notice (as soon as it is available) of any expected increase to the future load on any UUNET network facility, particularly with respect to expected loads in particular geographical locations and POPS.

5. TERM. The term of this Amendment ends July 31, 2004 ("Service Term"). At the completion of the Service Term, it will automatically be extended each month for an additional month, unless either party has delivered to the other a written notice of termination with at least 60 days advance notice.

6. USE OF LOGO. Customer may request to use the "Powered by MCI" logo (or whatever other logo is established by UUNET for similar purposes) solely to identify UUNET as the source of the VIP Service in connection with Customers sales and marketing activities to End Users. UUNET may grant Customers request at its sole discretion. Customer's use of any such logo will be in strict compliance with the instructions or guidelines provided by UUNET. Customer's right to use that logo may be revoked by UUNET at any time. Customer's breach of this Section is a material breach of this Amendment constituting cause for termination.

7. RELATIONSHIP OF PARTIES. No agency, partnership, joint venture or employment is created because of the ISA and Amendment. Neither party is authorized to bind the other in any respect whatsoever.

8. INTERNET PROTOCOL NUMBERS. An Internet Protocol number ("IP Number") is assigned by UUNET Internet Wholesale to each End User using the VIP Service, for use by that End User only, to connect to the Internet during that dial-up session only, no other use of an IP Number is permitted. Neither the Customer nor the End User has any other interest in or right to the IP Numbers. UUNET may terminate an End User's use of an IP Number, at its sole discretion, at any time.

9. END USER TERMS AND CONDITIONS. For its convenience Customer may maintain its own authorized use policy, applicable to all end users of the Service ("End Users"), which shall be substantially similar to the then current UUNET Acceptable Use Policy ("Policy"); provided

                                       2.

         that use of the Network, Service Equipment, or any Service must comply with the Policy for the country in which the applicable UUNET Provisioning Entity is located (and in the event no Policy exists for that country, the U.S. Policy shall apply). Customer shall act immediately to remedy any violation of the Policy. UUNET reserves the right in the event of any violation of the Policy, or where UUNET reasonably believes a violation of the policy is imminent, to suspend the Services to Customer. In such case, UUNET shall immediately notify Customer of such suspension and provide Customer an opportunity to investigate and report upon such violation. If Customer is unable to remedy such violation, or threat of violation, to UUNET's reasonable satisfaction, UUNET may terminate the Amendment. Customer shall not be responsible for any Minimum Annual Fee that may become due subsequent to termination of the Amendment pursuant to this Section 9.

10. INVOICING. Within 30 days of the end of each calendar month, UUNET shall invoice customer for services used during the preceding month. The parties agree to enter into good faith discussions to establish, when commercially reasonable, the goal of billing the customer from each individual country where services was provided. Customer is not responsible for payment on any invoice that has not been submitted to Customer within 90 days of the end of any calendar month. Where billing has not migrated to in-country local currency, charges will be converted to and invoiced in U.S. dollars, using the currency calculator at: http://www.bloomberg.com/markets/currency/currcalc.html.

11. BILLING DISPUTE. If Customer reasonably disputes an invoiced amount Customer may withhold such amount from Customers payment or submit a claim to UUNET if (i) Customer provides to UUNET, within thirty (30) days after the date of invoice, written notice of the dispute, of the disputed amounts and of the reason for such dispute; and (ii) Customer pays all invoiced amounts not subject to such dispute by the due date. Customer may submit customer's own accounting records to support Customers dispute. The parties will cause authorized representatives to meet within fifteen (15) days after Customers notice of dispute to negotiate in good faith to resolve the dispute. If such representatives have not resolved the dispute within five (5) days after their first meeting, the parties will cause their authorized senior-management level executives to meet within fifteen (15) days to negotiate in good faith to resolve the dispute. If such senior-management level executives have not resolved the dispute within ten (10) days after their first meeting, the parties will either decide mutually to continue negotiations or, if either party does not desire to continue negotiations, each party may exercise its available remedies with respect to the disputed amounts. To the extent that a dispute resolution requires payment of disputed amounts, Customer shall pay such disputed amounts promptly after the dispute is resolved. For purposes of clarification, the pre-session time associated with each toll-free call (i.e., the time spent attempting to connect) is billable to Customer and may not form the basis of any billing dispute.

                                     PART II
                  REGULAR DIAL ACCESS SERVICE TERMS AND PRICING

12. APPLICATION OF PART II TERMS. The terms in this Part II apply to all VIP Service provided by UUNET to Customer in the countries indicated in Table 1 below except for VIP Service provided via Toll-Free POPs as defined in Part III below.

                                       3.

13.      PRICING.

         13.1 Hourly Rates. Customer will be charged monthly for each hour or part thereof of Standard Usage (defined below) as indicated in Table I below, based on (a) the country in which the relevant point of presence ("POP") used relates and (b) the total number of hours of Usage under this Part II in that country in that month. "Standard Usage" means the total amount of time that End Users are successfully connected to the Internet via UUNET-provided POPS (other than Toll-Free POPs) for the countries in Table 1 below. UUNET's data and records (including, at UUNET's discretion, data it receives from its suppliers) shall be the basis for all Standard Usage calculations as well as the determination of the country to which any POP (and its related telephone numbers) relates. To the extent that pricing is not provided below, UUNET's list prices apply. In locations where UUNET offers two-channel connectivity, one hour of use on two channels will be billed as two hours of use. All charges are cumulative.

                                    TABLE 1:
                           RATE PER HOUR IN US DOLLARS
                        BASED ON HOURS OF USAGE IN MONTH

------------------------------------------------------------------------------------------
Country               0-10,000       10,000-50,000      50,000-100,000       Revenue Share
------------------------------------------------------------------------------------------
Austria                [ * ]             [ * ]              [ * ]                  -
------------------------------------------------------------------------------------------
Belgium                [ * ]             [ * ]              [ * ]                  -
------------------------------------------------------------------------------------------
Denmark                [ * ]             [ * ]              [ * ]                  -
------------------------------------------------------------------------------------------
Finland                [ * ]             [ * ]              [ * ]                  -
------------------------------------------------------------------------------------------
France                 [ * ]             [ * ]              [ * ]                  -
------------------------------------------------------------------------------------------
Germany                [ * ]             [ * ]              [ * ]                  -
------------------------------------------------------------------------------------------
Ireland                [ * ]             [ * ]              [ * ]                  -
------------------------------------------------------------------------------------------
Italy                  [ * ]             [ * ]              [ * ]                  -
------------------------------------------------------------------------------------------
Luxembourg             [ * ]             [ * ]              [ * ]                  -
------------------------------------------------------------------------------------------
Netherlands            [ * ]             [ * ]              [ * ]                [ * ]%
------------------------------------------------------------------------------------------
Norway                 [ * ]             [ * ]              [ * ]                  -
------------------------------------------------------------------------------------------
Spain                  [ * ]             [ * ]              [ * ]                  -
------------------------------------------------------------------------------------------
Sweden                 [ * ]             [ * ]              [ * ]                  -
------------------------------------------------------------------------------------------
Switzerland            [ * ]             [ * ]              [ * ]                  -
------------------------------------------------------------------------------------------
United Kingdom         [ * ]             [ * ]              [ * ]                [ * ]%
------------------------------------------------------------------------------------------

                                     TABLE 2
           INTERCONNECTION REVENUE RATES BASED ON TIME-OF-DAY OF USAGE

UK

------------------------------------------------------------------------------------------------------
                                                        INTERCONNECT REVENUE PER MINUTE (L) STARTING
DIAL PERIOD (GMT)                                                      DECEMBER 1, 2001
------------------------------------------------------------------------------------------------------
Peak Time (Monday to Friday 08:00 to 18:00)                                  [ * ]
------------------------------------------------------------------------------------------------------
Off-Peak (Monday to Friday, 00:00
to 08:00, and 18:00 to 24:00)                                                [ * ]
------------------------------------------------------------------------------------------------------
Weekends (Saturday, Sunday, 00:00 to 24:00)                                  [ * ]
------------------------------------------------------------------------------------------------------

[ * ] Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       4.

Netherlands

-------------------------------------------------------------------------------------------------------
                           Call set-up Euros                                 Conveyance
-------------------------------------------------------------------------------------------------------
                                                                                            Sat., Sun &
                                              Sat., Sun          Peak         Off-peak          Eve.
                   Peak        Off-Peak          Eve.          Euro/min.      Euro/min.       Euro/min.
-------------------------------------------------------------------------------------------------------
BIBA-              [ * ]         [ * ]          [ * ]           [ * ]           [ * ]          [ * ]
-------------------------------------------------------------------------------------------------------

         For purposes of this Part II, "Interconnect Revenues" means that portion of the call charges which UUNET receives from time to time pursuant to its then current interconnect arrangements in respect of the VIP Service provided by it to the Customer in the UK and Netherlands under this Part II. Customer acknowledges and agrees that these figures are subject always to the provisions of the ISA and Amendment in general, and termination and payment provisions in particular. For the avoidance of doubt, Customer acknowledges and agrees that this Amendment, Part II has been entered into upon the basis of the current interconnection arrangements as determined by the Director General of Telecommunications and under the current UK, Netherlands and European legislation relating to the same as of the date of execution of this Amendment. In the event that following a determination of the UK or Netherlands Office of Telecommunication by the Director General thereof or a change in such regulation or legislation there is a change in the UK interconnection arrangements which affect the financial interconnection for UUNET or other third parties involved whether directly or indirectly in the supply of the telecommunications service hereunder or there is a determination by ICSTIS or any other regulatory authority which affects the financial arrangement under this Amendment (including but not limited to the premium rate numbers), then UUNET reserves the right, in its sole discretion to review any payment obligation hereunder In relation to VIP Service in the UK and Netherlands, accordance with the terms and conditions governing this Amendment (including the ISA). In addition, in the event that Customer defaults on paying any of the fees set out herein in relation to the VIP Service in the UK or Netherlands, UUNET reserves the right to set off any of the fees owed against any fees that may otherwise have been payable in respect of the Interconnect Revenues in the UK and Netherlands. The pricing for the UK and Netherlands in this Section 13 is subject to change in that UUNET reserves the right to review and adjust the pricing in the event of changes to the published Interconnect Revenues as stated In this
         Section 13.2.

         13.2 Currency. Pricing of the hourly Usage rate in Section 13.1 above is in U.S. dollars. The rates for Interconnect Revenues in Table 1 above are in UK pounds for UK share and Euros for Netherlands share. Customer's UUNET sales representative may provide a price quotation in another currency upon request.

         13.3 New Countries. It is agreed that the parties may agree to extend the provision of the VIP Service and the pricing structure set out in this Section 13 for the UK in substantially similar form in respect of any other countries in the EMEA region not included in this Amendment.

                                    PART III
                 TOLL-FREE DIAL ACCESS SERVICE TERMS AND PRICING

14. APPLICATION OF PART III TERMS. The terms in this Part III apply to all VIP Service provided by UUNET to Customer in the countries indicated in Table 3 below via POPs accessed through telephone numbers that are toll-free to End Users in the relevant country ("Toll-Free POPs"). Service to the United Kingdom excludes the Channel Islands and the Isle of Mann.

[ * ] Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       5.

         "Toll-Free Usage" means the total amount of time that End Users are successfully connected or attempting to be connected to the Internet via UUNET-provided Toll-Free POPs and the exchange equipment of any third party telecommunications services provider for the countries in Table 3 below. UUNET's data and records (including, at UUNET's discretion, data UUNET receives from its suppliers) shall be the basis for all Toll-Free Usage calculations as well as determining the country and time zone to which any Toll-Free POP (and related telephone numbers) relates. To the extent that pricing is not provided below, UUNET's list prices apply. In locations where UUNET offers two-channel connectivity, one hour of use on two channels will be billed as two hours of use. All charges are cumulative.

         Customer acknowledges and agrees that the prices stated in this Part III are subject to variation and UUNET may vary any charges payable under this Part III on ninety days notice to the Customer. In the event that Customer does not agree with any such alteration, Customer's sole remedy is to terminate the VIP Service provided under this Part Ill upon ninety days prior written notice to UUNET. In the event of such termination, customer is not responsible for any early termination penalties or Minimum Annual Fees.

                                     TABLE 3
                  RATE PER MINUTE IN LOCAL CURRENCY (AS NOTED)

----------------------------------------------------
 Country                                  All time
----------------------------------------------------
France                                  E [ * ]/min.
----------------------------------------------------
Italy                                   E [ * ]/min.
----------------------------------------------------
Belgium                                 E [ * ]/min.
----------------------------------------------------
Netherlands                             E [ * ]/min.
----------------------------------------------------
Germany                                 E [ * ]/min.
----------------------------------------------------
Switzerland                           CHF [ * ]/min.
----------------------------------------------------
Finland                                 E [ * ]/min.
----------------------------------------------------
UK
----------------------------------------------------
  0-49,999 hours                        L [ * ]/min.
----------------------------------------------------
  50,000-74,999 hours                   L [ * ]/min.
----------------------------------------------------
  75,000 + hours                        L [ * ]/min.
----------------------------------------------------

15. SUPPORT. The Toll-Free VIP Service will support the following modem and ISDN access standards: V34, V90, ISDN V120, and ISDN synchronous PPP. The UUNET network access servers ("NAS") will support the following: VJ Compression, V42bis Compression, NAS assignment of full Internet compliant IP addresses to End Users from a UUNET pool of registered IP addresses, and NAS assignment of Primary and Secondary Domain Name Servers. In light of the advances in technology, UUNET reserves the right to alter, vary and replace all of the preceding standards and methods as and when, at its sole discretion, UUNET determines. UUNET shall notify the Customer as and when such variation takes place, if UUNET deems it necessary to do so. If any variation or replacement as set forth herein has an adverse impact upon Customers service, Customer and UUNET shall mutually agree upon an appropriate reduction in Customer Minimum Annual Fee. For purposes of this Section 17, an "adverse impact" means any change to the preceding standards and methods which reduces Customer's ability to use the Toll-Free VIP Services by more than ten percent (10%) based upon the average actual; Usage of Customer's End Users (i.e., the access methods they used) in the three full months prior to such change. Average Monthly Latency of no more than 85 milliseconds (ms) roundtrip within UUNET's European backbone. The latency number above represents the average network latency seen on UUNET's network during the course of a month. The calculation of latency is made using data collected via the Network Time Protocol (NTP). The latency statistics are gathered by routers located in a number of key backbone hubs geographically dispersed throughout Europe. All measurement routers gather the latency statistics hourly each day, and a daily average latency value is derived from the hourly samples.

[ * ] Certain confidential information contained in this document, marked by brackets,is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       6.

THIS AMENDMENT TO THE SOF DOES NOT ASSUME THE SOF OR ISA, AS THE TERM "ASSUMPTION" IS USED UNDER FEDERAL BANKRUPTCY LAWS AND CODES.

IN WITNESS WHEREOF, the parties have signed this Service Order as of the date of the second signature, below.

iPASS, INC.                                      UUNET TECHNOLOGIES, INC.
(Customer)                                       (MCI Internet Wholesale)

  /s/ Sitaraman Ravichandran                       /s/ John W. Bell IV
----------------------------------               -------------------------------
Customer Authorized Signature                    MCI Internet Wholesale
Authorized

  Sitaraman Ravichandran                         John W. Bell IV
----------------------------------               -------------------------------
Printed Name                                     Printed Name

  Vice President, Operations                       VP
----------------------------------               -------------------------------
Title                                            Title

  1/27/03                                          1/31/03
----------------------------------               -------------------------------
Date                                             Date

                                       7.